Filed Pursuant to Rule 424(b)(5)
Registration No. 333-289819

PROSPECTUS SUPPLEMENT
(to Prospectus dated August 29, 2025)

$50,000,000

Common Shares

We have entered into an At-the-Market Sales Agreement (the “Sales Agreement”) with BTIG, LLC (the “Agent”) relating to our common shares offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, from time to time we may offer and sell common shares having an aggregate gross sales price of up to $50,000,000 through or to the Agent, acting as sales agent or principal.

Sales of our common shares, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”). Subject to the terms of the Sales Agreement, the Agent is not required to sell any specific number or dollar amounts of our common shares but will use commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agent will be entitled to compensation under the terms of the Sales Agreement at a commission rate of 3.0% of the gross proceeds from each sale of our common shares. In connection with the sales of our common shares on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the Securities Act and the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our common shares are listed on the Nasdaq Capital Market under the symbol “ONCY.” On October 16, 2025, the last reported sale price of our common shares on the Nasdaq Capital Market was $1.17 per share.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.

Investing in our common shares involves a high degree of risk. Please read “Risk Factors” beginning on page S-4 of this prospectus supplement, on page 7 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute a prospectus under Canadian securities laws and therefore does not qualify the securities offered hereunder in Canada. The securities offered hereunder may not be offered and sold in Canada, directly or indirectly, on behalf of the Company.

BTIG

Prospectus Supplement dated October 17, 2025

Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the Agent have authorized anyone to provide information or to make any representations different from those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the Agent take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf. This prospectus supplement, the accompanying prospectus or any applicable free writing prospectus is not an offer to sell or solicitation of an offer to buy our common shares in any circumstances under which the offer or solicitation is unlawful. Neither we nor the Agent are offering to sell our common shares in any jurisdiction where an offer or sale is not permitted. The information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf is accurate only as of the date of such document, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus prepared by us or on our behalf or any sale of common shares. Our business, results of operations and financial condition may have changed since such date.

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For investors outside of the United States, neither we nor the Agent have done anything that would permit this offering or the possession or distribution of this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering of common shares and the possession or distribution of this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus outside of the United States.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated August 29, 2025 are part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of our common shares to certain investors. We provide information to you about this offering of our common shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should read this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the registration statement of which this prospectus forms a part and the information in the documents we have referred you to under the heading “Where You Can Find More Information; Incorporation by Reference.”

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of common shares. Neither we nor the Agent are making any representation to you regarding the legality of an investment in the common shares by you under applicable investment or similar laws.

In this prospectus supplement, unless the context otherwise indicates, the terms “Oncolytics,” the “Company,” “we,” “our” and “us” or similar terms refer to Oncolytics Biotech Inc.

Oncolytics, the Oncolytics logo and other trademarks or service marks of Oncolytics appearing in this prospectus supplement are the property of Oncolytics. This prospectus supplement and the accompanying prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

Unless otherwise indicated, all references to “$” and “dollars” in this prospectus supplement mean United States dollars. References to “C$” in this prospectus supplement means Canadian dollars.

Financial statements included or incorporated by reference in this prospectus supplement have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, and may not be comparable to financial statements of U.S. companies. Such financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards, in addition to the standards of the Public Company Accounting Oversight Board (United States) and SEC independence standards.

We are a “foreign private issuer” under SEC rules. As such, we are exempt from the rules and regulations under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our common shares. In addition, we are not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. public companies whose securities are registered under the Exchange Act.

This prospectus supplement does not constitute a prospectus supplement under Canadian securities laws and therefore does not qualify the securities offered hereunder in Canada. The securities offered hereunder may not be offered and sold in Canada, directly or indirectly, on behalf of the Company.

S-iii

Prospectus Supplement Summary

The items in the following summary are described in more detail later in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary provides an overview of selected information and does not contain all the information you should consider before investing in our common shares. Therefore, you should read the entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the “Risk Factors” section, and other documents or information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making any investment decision.

Overview

We are a clinical-stage biopharmaceutical company developing pelareorep, a well-tolerated intravenously delivered immunotherapeutic agent that activates the innate and adaptive immune systems and weakens tumor defense mechanisms. This improves the ability of the immune system to fight cancer and makes tumors more susceptible to a broad range of oncology treatments.

Pelareorep is a proprietary isolate of reovirus, a naturally occurring, non-pathogenic double-stranded RNA (dsRNA) reovirus commonly found in environmental waters. Pelareorep has shown promising results in changing the tumor microenvironment (TME). This creates a more immunologically favorable TME, making the tumor more susceptible to various treatment combinations. These treatments include chemotherapies, checkpoint inhibitors and other immuno-oncology approaches such as CAR T therapies, bispecific antibodies and CDK4/6 inhibitors. Pelareorep also induces a new army of tumor-reactive T cells, helps these cells to infiltrate the tumor through an inflammatory process and upregulates the expression of PD-L1. By priming the immune system with pelareorep, we believe we can increase the proportion of patients who respond to various cancer treatments, including immunotherapies, especially in cancers where existing treatment regimens have failed or provided limited benefit.

S-1

Corporate Information

We were incorporated pursuant to the Business Corporations Act (Alberta) on April 2, 1998 as 779738 Alberta Ltd. Our head office and principal place of business is located at Suite 804, 322 – 11th Avenue S.W., Calgary, Alberta T2R 0C5, our registered office is located at 4000, 421 – 7th Avenue S.W., Calgary, Alberta, T2P 4K9 and our telephone number is (403) 670-7377. Our website address is www.oncolyticsbiotech.com. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

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THE OFFERING

Common shares offered by us	Common shares having an aggregate offering pricing of up to $50,000,000.
Common shares outstanding immediately following this offering	Up to 140,142,945 shares, assuming the sale of up to 42,735,042 common shares at an assumed public offering price of $1.17 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on October 16, 2025. The actual number of shares issued will vary depending on the sales price under this offering.
Plan of Distribution	“At the market offering” that may be made from time to time through or to the Agent, as sales agent or principal under the Sales Agreement. See “Plan of Distribution” beginning on page S-9.
Use of proceeds	We currently intend to use the net proceeds from this offering to fund the clinical development of pelareorep and associated research and development expenses, for operating costs and for working capital and general corporate purposes. See “Use of Proceeds” on page S-7.
Risk factors	You should read the “Risk Factors” section beginning on page S-4 of this prospectus supplement, and any similar section included in the accompanying prospectus and in the documents incorporated by reference herein and therein, for a discussion of factors to consider before deciding to invest in our common shares.
Listing	Our common shares are listed Nasdaq Capital Market under the symbol “ONCY.”

The number of common shares to be outstanding after this offering is based on 97,407,903 of our common shares outstanding as of June 30, 2025, and excludes:

•	12,084,349 of our common shares issuable upon exercise or settlement of stock options and inducement stock options outstanding as of June 30, 2025, at a weighted average exercise price of C$1.45 per share;

•	4,958,896 of our common shares issuable upon exercise of stock options granted after June 30, 2025, at a weighted average exercise price of $1.08 per share;

•	2,752,448 of our common shares available for future grant or issuance pursuant to our equity incentive plans;

•	3,231,500 of our common shares issuable upon vesting of restricted share awards and inducement share awards outstanding as of June 30, 2025;

•	7,667,050 of our common shares that are issuable upon the exercise of common share purchase warrants outstanding as of June 30, 2025, at an exercise price of $2.81 per common share;

•	536,693 of our common shares that are issuable upon the exercise of compensation warrants outstanding as of June 30, 2025, at an exercise price of $2.25 per warrant;

•	3,872,394 common shares issued after June 30, 2025, pursuant to an equity distribution agreement between us and Cantor Fitzgerald & Co., dated August 2, 2024; and

•	3,241,405 common shares issued after June 30, 2025 to consultants for services rendered.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or warrants and no vesting or settlement of restricted share awards or inducement awards.

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Risk Factors

You should consider carefully the risks described below and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 20-F for the year ended December 31, 2024 as updated by our subsequent filings under the Exchange Act, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering before you make a decision to invest in our common shares. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Relating to this Offering

If you purchase our common shares sold in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares.

The assumed public offering price per common share in this offering is considerably more than the net tangible book value per share of our outstanding common shares. As a result, investors purchasing common shares in this offering may pay a price per share that substantially exceeds the value of our tangible assets after subtracting liabilities. For a more detailed discussion of the foregoing, see the section titled “Dilution” below. To the extent outstanding stock options or other instruments are exercised or we otherwise issue additional common shares below the offering price, there will be further dilution to new investors.

Raising additional capital may cause dilution to our shareholders, restrict our operations or require us to relinquish rights to our technologies or product candidates.

Until such time, if ever, as we can generate substantial product revenue, we expect to finance our operations through equity offerings, debt financings or other capital sources, including potentially grants, collaborations, licenses or other similar arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as limitations on our ability to incur additional debt, make capital expenditures or declare dividends.

If we raise funds through collaborations or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering to fund the clinical development of pelareorep and associated research and development expenses, for operating costs and for working capital and general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.

S-4

The actual number of common shares we will issue under the Sales Agreement and the aggregate proceeds resulting from such sales, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the Sales Agreement. The number of common shares that are sold by the Agent after our delivery of a placement notice to the Agent will depend on the market price of our common shares during the sales period and limits we set with the Agent. Because the price per share of each share sold will fluctuate based on the market price of our common shares during the sales period, it is not possible at this stage to predict the number of common shares that will or may be ultimately issued or the aggregate proceeds to be raised in connection with sales under the Sales Agreement.

The common shares offered hereby will be sold in “at the market offerings,” and investors who buy common shares at different times will likely pay different prices.

Investors who purchase common shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of common shares sold, and there is no minimum or maximum per share sales price. Investors may experience a decline in the value of their common shares as a result of sales made at prices lower than the prices they paid.

S-5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and applicable Canadian securities laws. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are forward-looking statements, including statements regarding our business, our financial condition, our results of operations and the industry and environment in which we operate, our use of proceeds from the offering, our loss of foreign private issuer status and our intention to consummate the Domestication and the potential benefits to us therefrom. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including those discussed in the sections titled “Risk Factors” in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including risks related to the impact of a continued shutdown of the U.S. government and the other risks discussed under the heading “Risk Factors.” The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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Use Of Proceeds

We will retain broad discretion over the use of the net proceeds, if any, from the sale of the securities offered hereby. We may issue and sell common shares having aggregate sales proceeds of up to $50,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We currently intend to use the net proceeds of this offering to fund the clinical development of pelareorep and associated research and development expenses, for operating costs and for working capital and general corporate purposes.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.

Pending the uses described above, we may invest the net proceeds from this offering in interest-bearing obligations, investment-grade instruments, certificates of deposit or government securities.

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Dilution

If you invest in our common shares in this offering, your interest will be diluted to the extent of the difference between the assumed public offering price per share and the as adjusted net tangible book value per share of our common shares after this offering. As of June 30, 2025, our net tangible book value was $4.5 million, or $0.05 per share, based on 97,407,903 common shares outstanding at that date. Our net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of our common shares outstanding as of June 30, 2025.

After giving effect to the issuance and sale in this offering by us of $50,000,000 of our common shares at an assumed public offering price of $1.17 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on October 16, 2025, after deducting the estimated commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $52.7 million, or $0.38 per share. This represents an immediate increase in as adjusted net tangible book value of $0.33 per share to our existing shareholders and an immediate dilution of $0.79 per share to new investors purchasing our common shares in this offering.

The following table illustrates this dilution to new investors on a per share basis.

Assumed public offering price per share		$1.17
Historical net tangible book value per share as of June 30, 2025	$0.05
Increase per share attributable to investors purchasing shares in this offering	$0.33
As adjusted net tangible book value per share, after giving effect to this offering		$0.38
Dilution per share to investors purchasing our common shares in this offering		$0.79

The foregoing table and calculations are based on 97,407,903 of our common shares outstanding as of June 30, 2025, and excludes:

•	12,084,349 of our common shares issuable upon exercise or settlement of stock options and inducement stock options outstanding as of June 30, 2025, at a weighted average exercise price of C$1.45 per share;

•	4,958,896 of our common shares issuable upon exercise of stock options granted after June 30, 2025, at a weighted average exercise price of $1.08 per share;

•	2,752,448 of our common shares available for future grant or issuance pursuant to our equity incentive plans;

•	3,231,500 of our common shares issuable upon vesting of restricted share awards and inducement share awards outstanding as of June 30, 2025;

•	7,667,050 of our common shares that are issuable upon the exercise of common share purchase warrants outstanding as of June 30, 2025, at an exercise price of $2.81 per common share;

•	536,693 of our common shares that are issuable upon the exercise of compensation warrants outstanding as of June 30, 2025, at an exercise price of $2.25 per warrant;

•	3,872,394 common shares issued after June 30, 2025, pursuant to an equity distribution agreement between us and Cantor Fitzgerald & Co., dated August 2, 2024; and

•	3,241,405 common shares issued after June 30, 2025 to consultants for services rendered.

To the extent that outstanding options or warrants are exercised, or restricted share awards or inducement share awards are vested and settled, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital by issuing equity or convertible debt securities, your ownership will be further diluted.

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PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with BTIG, LLC (the “Agent”) under which we may offer and sell our common shares having an aggregate offering price of up to $50,000,000, from time to time through BTIG, LLC as Agent or directly to BTIG, LLC acting as principal.

Sales, if any, of our common shares made through the Agent, as contemplated by this prospectus supplement and the accompanying prospectus, may be made by means of transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including ordinary brokers’ transactions on the Nasdaq Capital Market at market prices, in block transactions or by any other method permitted by law, at prices related to the prevailing market prices or at negotiated prices, or as otherwise agreed by us and the Agent. As our Agent, the Agent will not engage in any market making, bidding, stabilization or other trading activity with regard to the common shares if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act,

Upon its acceptance of written instructions from us, the Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to solicit offers to purchase our common shares, as Agent and on the terms and subject to the conditions set forth in the Sales Agreement. If we elect to offer our common shares, we will instruct the Agent as to the maximum number of our common shares to be sold by it, a minimum sales price and the date or dates on which such shares are to be sold. We may instruct the Agent not to sell our common shares if the sales cannot be effected at or above the price designated by us in any instruction. We or the Agent may suspend the offering of our common shares under the Sales Agreement by the Agent upon proper notice to the other party.

If our common shares are sold by the Agent, in an at the market offering, the Agent will provide written confirmation to us promptly following the close of trading on the Nasdaq Capital Market each trading day on which our common shares are sold under the Sales Agreement. Each confirmation will include the number of common shares sold on the preceding day, the gross sales price, the net proceeds to us and the compensation payable by us to the Agent in connection with the sales.

We will pay the Agent a commission equal to 3.0% of the gross proceeds from the sales of our common shares sold through the Agent under the Sales Agreement. The remaining sales proceeds, after deducting any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental or self-regulatory organization in respect of such sales of shares our common shares, will be our net proceeds (before the expenses referred to in the next paragraph) from the sale of our common shares in the offering.

We estimate that the total expenses payable by us in connection with the program to offer our common shares described in this prospectus supplement, excluding commissions payable to the Agent and any discounts payable to the Agent and any other deductions described in the paragraph above, will be approximately $250,000. We have agreed to reimburse the Agent for up to an aggregate of $75,000 in reasonable out-of-pocket expenses incurred by the Agent in connection with the transactions contemplated by the Sales Agreement. In addition, we have agreed to reimburse the Agent (i) up to $15,000 per due diligence update session conducted in connection with each such date we file quarterly financials, (ii) up to $25,000 per due diligence update session in connection with each such date we file our Annual Report on Form 20-F and (iii) up to $25,000 in connection with the expansion, reduction or other change in amount of common shares available pursuant to the Sales Agreement.

Under the terms of the Sales Agreement, we may, if agreed to by the Agent, also sell our common shares to the Agent, as principal for its own account, at a price per share and such other terms to be agreed upon at the time of sale. However, the Agent has no obligation to agree to purchase our common shares as principal.

Settlement for sales of our common shares under the Sales Agreement will occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of our common shares sold to or through the Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Agent in connection with the sales of our common shares, if any.

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The Agent has agreed that, to the extent required by Regulation M under the Exchange Act, it will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement.

In connection with the sale of common shares on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agent may be deemed to be underwriting discounts or commissions. We have agreed to provide indemnification and contribution to the Agent against certain liabilities, including civil liabilities under the Securities Act.

The offering of our common shares pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of our common shares subject to the Sales Agreement having an aggregate offering price equal to $50,000,000 and (2) the termination of the Sales Agreement by the Agent or us as provided therein. The Sales Agreement may be terminated by the Agent or us at any time upon ten days’ notice to the other party, or by the Agent at any time in certain circumstances set forth in the Sales Agreement.

Our common shares are listed on the Nasdaq Capital Market under the symbol “ONCY.”

Other than in the United States, no action has been taken by us or the Agent that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction where any such offer or solicitation is unlawful. No common shares may be offered or sold, directly or indirectly, to any person or company in Canada.

The Sales Agreement will be filed as an exhibit to a current report on Form 6-K that we furnish to the SEC in connection with this offering and incorporated into this prospectus supplement by reference.

Other Relationships

The Agent and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, fiduciary and advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Agent and its affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with is, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Agent and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Agent and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain U.S. federal income tax consequences to U.S. Holders (as defined below) of the purchase, ownership and disposition of our common shares issued pursuant to this offering. This summary applies only to U.S. Holders that acquire our common shares in exchange for cash, hold such common shares as capital assets within the meaning of Section 1221 of the Code and have the U.S. dollar as their functional currency.

This discussion is based on the tax laws of the United States as in effect on the date of this prospectus supplement, including the Code and U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus supplement, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, and any such change could apply retroactively and could affect the U.S. federal income tax consequences described below. The statements in this prospectus supplement are not binding on the U.S. Internal Revenue Service, or the IRS, or any court, and thus we can provide no assurance that the U.S. federal income tax consequences discussed below will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. Furthermore, this summary does not address any estate or gift tax consequences, any state, local or non-U.S. tax consequences or any other tax consequences other than U.S. federal income tax consequences.

The following discussion does not describe all the tax consequences that may be relevant to any particular investor or to persons in special tax situations such as:

•	banks and certain other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	insurance companies;

•	broker-dealers;

•	traders that elect to mark the common shares to market;

•	tax-exempt entities;

•	persons liable for alternative minimum tax or the Medicare contribution tax on net investment income;

•	U.S. expatriates;

•	persons holding common shares as part of a straddle, hedging, constructive sale, conversion or integrated transaction;

•	persons that actually or constructively own 10% or more of our shares by vote or value;

•	persons subject to special tax accounting rules who are required to take any item of gross income with respect to the common shares into account no later than when it is taken into account in an applicable financial statement;

•	persons that are resident or ordinarily resident in or have a permanent establishment in a jurisdiction outside the United States;

•	persons who acquired common shares pursuant to the exercise of any employee share option or otherwise as compensation; or

•	persons holding common shares through partnerships or other pass-through entities or arrangements.

PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF COMMON SHARES.

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As used herein, the term “U.S. Holder” means a beneficial owner of common shares that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds common shares generally will depend on such partner’s status and the activities of the partnership. A U.S. Holder that is a partner in such partnership should consult its tax advisor.

Passive Foreign Investment Company (“PFIC”) Considerations

A non-U.S. corporation will be classified as a PFIC for any taxable year if either: (a) at least 75% of its gross income is “passive income” for purposes of the PFIC rules or (b) at least 50% of the value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. The PFIC rules also contain a look-through rule whereby a non-U.S. corporation will be treated as owning its proportionate share of the gross assets and earning its proportionate share of the gross income of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock. Based on our historic and anticipated operations and composition of assets and income, we believe we were classified as a PFIC during the most recently completed tax year, and based on current business plans and financial expectations, we expect to be a PFIC for the current taxable year and may be a PFIC in future years.

Under the PFIC rules, if we are considered a PFIC at any time that a U.S. Holder holds its common shares, we would continue to be treated as a PFIC with respect to such holder’s investment unless (i) we have ceased to be a PFIC and (ii) the U.S. Holder has made a “deemed sale” election under the PFIC rules. If such election is made, the U.S. Holder will be deemed to have sold its common shares at their fair market value on the last day of the last taxable year in which we were a PFIC, and any gain from the deemed sale would be subject to the rules described in the following paragraph. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the common shares with respect to which such election was made will not be treated as shares in a PFIC. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we are (or were to become) and then cease to be a PFIC, and such election becomes available.

In the absence of a deemed sale election described above, if we are considered a PFIC at any time that a U.S. Holder holds its common shares, unless the U.S. Holder makes one of the elections described below, any gain recognized by the U.S. Holder on a sale or other disposition of the common shares, as well as the amount of any “excess distribution” (defined below) received by such holder, would be allocated ratably over the U.S. Holder’s holding period for the common shares. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For purposes of these rules, an excess distribution is the amount by which any distribution received by a U.S. Holder on its common shares in a taxable year exceeds 125% of the average of the annual distributions on the common shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter.

If we are treated as a PFIC with respect to a U.S. Holder for any taxable year, the U.S. Holder will be deemed to own its pro rata share of common shares in any of our subsidiaries that are also PFICs, and the U.S. Holder may be subject to the tax consequences described above with respect to the shares of such lower-tier PFIC such U.S. Holder would be deemed to own.

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If we are a PFIC for any taxable year during which a U.S. Holder holds common shares, in lieu of being subject to the tax and interest charge rules discussed above, a U.S. Holder may make an election to include gain on the stock of a PFIC as ordinary income under a mark-to-market method, provided that such common shares are “marketable.” Common shares will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the common shares generally will be considered regularly traded during a calendar year if they are traded, other than in de minimis quantities, on at least 15 days during each quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. However, because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder will generally continue to be subject to the PFIC rules discussed above with respect to such holder’s indirect interest in any investments we hold that are treated as an equity interest in a PFIC for United States federal income tax purposes. As a result, it is possible that any mark-to-market election will be of limited benefit.

If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC, such U.S. Holder will include in ordinary income the excess of the fair market value of such U.S. Holder’s common shares at the end of the year over such U.S. Holder’s adjusted tax basis in the common shares. Such U.S. Holder will be entitled to deduct as an ordinary loss in each such year the excess of such U.S. Holder’s adjusted tax basis in the common shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC, any gain such U.S. Holder recognizes upon the sale or other disposition of such U.S. Holder’s common shares will be treated as ordinary income and any loss will be treated as ordinary loss, but only to the extent of the net amount of previously included income as a result of the mark-to-market election.

A U.S. Holder’s adjusted tax basis in the common shares will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules discussed above. If a U.S. Holder makes an effective mark-to-market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the common shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election. U.S. Holders should consult their tax advisers about the availability of the mark-to-market election, and whether making the election would be advisable in their particular circumstances.

In certain circumstances, a U.S. equity holder in a PFIC may avoid the adverse tax and interest charge regime described above by timely making a “qualified electing fund,” or QEF, election. If a U.S. Holder makes a QEF election with respect to the common shares, the U.S. Holder generally will include in gross income its pro rata share of our ordinary earnings (as ordinary income) and net capital gain (as long-term capital gain), in each case whether or not actually distributed, on a current basis, and the U.S. Holder’s adjusted basis in the common shares will be increased by the amounts so included in gross income. Any subsequent distribution by us that is paid out of the earnings and profits that were previously so included in gross income of the U.S. Holder generally will not be taxable as a dividend to the U.S. Holder, and the U.S. Holder’s adjusted basis in the common shares will decrease by the amount of the distribution not treated as a taxable dividend. If a U.S. Holder has timely made a QEF election with respect to the common shares, any gain such U.S. Holder recognizes upon the sale or other disposition of the common shares generally will be treated as capital gain, and no interest charge will be imposed.

However, a U.S. Holder may make a QEF election with respect to the common shares only if we agree to furnish the holder annually with a PFIC annual information statement as specified in the applicable U.S. Treasury regulations. If we determine we are a PFIC for any taxable year, we will use reasonable efforts to provide to the U.S. Holders such information as the IRS may require, in order to enable the U.S. Holders to make and maintain a QEF election. However, there can be no assurance that we will be able to timely provide such required information to the U.S. Holders.

If a U.S. Holder owns common shares during any year in which we are treated as a PFIC with respect to such U.S. Holder and the U.S. Holder recognizes gain on a disposition of such common shares or receives distributions with respect to such common shares, the U.S. Holder generally will be required to file an IRS Form 8621 with respect to us, generally with the U.S. Holder’s federal income tax return for that year. If we are a PFIC for a given taxable year, you should consult your tax advisor concerning your annual filing requirements.

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U.S. Holders should consult their tax advisors about the potential application of the PFIC rules to an investment in the common shares.

Taxation of Distributions

Subject to the PFIC considerations discussed above under “—Passive Foreign Investment Company Considerations,” the gross amount of distributions made by us with respect to common shares (including the amount of any non-U.S. taxes withheld therefrom) generally will constitute ordinary dividend income in the year received, to the extent such distributions are paid out of the our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we do not maintain calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions will be reported as dividends for U.S. federal income tax purposes. Such dividends will not be eligible for the dividends-received deduction allowed to U.S. corporations with respect to dividends received from other U.S. corporations. Since we may be treated as a PFIC, dividends received by non-corporate U.S. Holders may not be treated as “qualified dividend income,” which is taxed at the lower applicable capital gains rate.

The amount of any distribution paid in foreign currency will be equal to the U.S. dollar value of such currency, translated at the spot rate of exchange on the date such distribution is received, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. In general, foreign currency gain or loss will be treated as U.S.-source ordinary income or loss.

Dividends on the common shares generally will constitute foreign source income for foreign tax credit limitation purposes. Subject to certain complex conditions and limitations, any Canadian taxes withheld on any distributions on the common shares may be eligible for credit against a U.S. Holder’s federal income tax liability or, at such holder’s election, may be eligible for as a deduction in computing such holder’s U.S. federal taxable income. Certain Treasury Regulations that apply to non-U.S. income taxes paid or accrued in taxable years beginning on or after December 28, 2021 restrict the availability of any such credit based on the nature of the withholding tax imposed by a non-U.S. jurisdiction, although the IRS has provided temporary relief from the application of certain aspects of these regulations until new guidance or regulations are issued. U.S. Holders are urged to consult their tax advisors regarding the creditability of any such tax imposed by Canada. If a refund of the tax withheld is available under the laws of Canada or under the tax treaty between the United States and Canada the amount of tax withheld that is refundable will not be eligible for such credit against a U.S. Holder’s U.S. federal income tax liability (and will not be eligible for the deduction against U.S. federal taxable income). The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to common shares will generally constitute “passive category income.” The rules relating to the determination of the U.S. foreign tax credit are complex, and U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit in their particular circumstances and the possibility of claiming an itemized deduction (in lieu of the foreign tax credit) for any foreign taxes paid or withheld.

Sale or Other Taxable Disposition of Common Shares

Subject to the PFIC considerations discussed above under “—Passive Foreign Investment Company Considerations,” upon a sale or other taxable disposition of common shares, a U.S. Holder will recognize gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in such common shares. Any such gain or loss generally would be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the common shares exceeds one year; however, as discussed above, so long as we are a PFIC, such gain or loss would be subject to the special rules discussed above. Gain or loss, if any, realized by a U.S. Holder on the sale or other disposition of common shares generally will be treated as U.S. source gain or loss for U.S. foreign tax credit limitation purposes.

If the consideration received upon the sale or other disposition of common shares is paid in foreign currency, the amount realized will be the U.S. dollar value of the payment received, translated at the spot rate of exchange on the date of taxable disposition. The common shares are listed and traded on Nasdaq. If the common shares are treated as traded on an established securities market for U.S. federal income tax purposes and the relevant U.S. Holder is either a cash basis taxpayer or an accrual basis taxpayer who has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), such holder will determine the U.S. dollar value of the amount realized in foreign currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. An accrual basis taxpayer that does not make the special election will recognize exchange gain or loss to the extent attributable to the difference between the exchange rates on the sale date and the settlement date, and such exchange gain or loss generally will constitute U.S.-source ordinary income or loss.

S-14

A U.S. Holder’s initial tax basis in common shares generally will equal the cost of such common shares. If a U.S. Holder used foreign currency to purchase the common shares, the cost of the common shares generally will be the U.S. dollar value of the foreign currency purchase price on the date of purchase, translated at the spot rate of exchange on that date. If the common shares are treated as traded on an established securities market for U.S. federal income tax purposes and the relevant U.S. Holder is either a cash basis taxpayer or an accrual basis taxpayer who has made the special election described above, the U.S. Holder will determine the U.S. dollar value of the cost of such common shares by translating the amount paid at the spot rate of exchange on the settlement date of the purchase.

Information Reporting and Backup Withholding

Dividend payments with respect to common shares and proceeds from the sale, exchange or redemption of common shares may be subject to information reporting to the IRS and U.S. backup withholding. A U.S. Holder may be eligible for an exemption from backup withholding if the U.S. Holder furnishes a correct taxpayer identification number and makes any other required certification or is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing an appropriate claim for refund with the IRS and furnishing any required information.

Additional Information Reporting Requirements

Certain U.S. Holders who are individuals (and certain entities) that hold an interest in “specified foreign financial assets” (which may include the common shares) in excess of applicable thresholds are required to report information relating to such assets, subject to certain exceptions (including an exception for common shares held in accounts maintained by certain financial institutions). “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (such as the common shares) that are not held in accounts maintained by financial institutions. Penalties can apply if U.S. Holders fail to satisfy such reporting requirements. U.S. Holders should consult their tax advisors regarding the applicability of these requirements to their acquisition and ownership of common shares.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE IMPORTANT TO YOU. EACH PROSPECTIVE PURCHASER SHOULD CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF AN INVESTMENT IN COMMON SHARES UNDER THE INVESTOR’S OWN CIRCUMSTANCES.

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Legal Matters

The validity of the issuance of the securities offered hereby will be passed upon for the Company as to matters of Canadian law by Stikeman Elliott LLP and as to matters of U.S. law by Latham & Watkins LLP, Washington, District of Columbia. The Agent is being represented in connection with this offering by Lowenstein Sandler LLP, New York, New York.

Experts

The consolidated financial statements as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 incorporated in this prospectus supplement by reference to the Annual Report on Form 20-F have been so incorporated in reliance on the report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Ernst & Young LLP is independent with respect to the Company in the context of the Rules of Professional Conduct of the Chartered Professional Accountants of Alberta and in compliance with Rule 3520 of the Public Company Accounting Oversight Board. Ernst & Young LLP’s offices are located at Calgary City Centre, 2200, 215 – 2nd Street S.W., Calgary, Alberta, T2P 1M4.

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Where You Can Find More Information;
INCORPORATION BY REFERENCE

Available Information

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, of which this prospectus supplement forms a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy materials and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.oncolyticsbiotech.com. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC.

This prospectus supplement and the accompanying prospectus incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 7, 2025;

•	our Current Reports on Form 6-K furnished with the SEC on April 10, 2025 (Other Material Events), May 14, 2025 (Financial Results), August 8, 2025 (Other Material Events), August 8, 2025 (Financial Results) and October 10, 2025 (Other Material Events); and

•	the description of our common shares contained in our registration statement on Form 8-A, filed with the SEC on May 31, 2018, and including any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 7, 2025.

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus supplement or any accompanying prospectus supplement.

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You may request a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Oncolytics Biotech Inc.
Suite 804, 322 11th Avenue SW
Calgary, Alberta, Canada, T2R 0C5
(403) 670-7377

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PROSPECTUS

Oncolytics Biotech Inc.

US$150,000,000

Common Shares
Subscription Receipts
Warrants
Units

We may offer and sell up to US$150,000,000 in the aggregate of our common shares, no par value (“common shares”), subscription receipts exchangeable for common shares and/or other securities (“subscription receipts”), warrants exercisable to acquire common shares and/or other securities (“warrants”) and securities comprised of more than one of common shares, subscription receipts and/or warrants offered together as a unit (“units”), or any combination thereof, from time to time in one or more offerings. We refer to the common shares, subscription receipts, warrants and units collectively as “securities” in this prospectus.

This prospectus provides you with a general description of the securities. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

We may add, update or change the information contained in this prospectus from time to time by incorporating by reference any document or filing a prospectus supplement, as required. You should read this entire prospectus, together with the documents we incorporate by reference, and any applicable prospectus supplement carefully before you make your investment decision.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, agents or other third parties, or directly to purchasers, or through a combination of these methods. If any third parties are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our common shares are listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “ONCY.” On August 21, 2025, the last reported sale price of our common shares as reported on the Nasdaq was US$1.01 per share. On August 22, 2025, we voluntarily delisted our common shares from the Toronto Stock Exchange.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus does not constitute a prospectus under Canadian securities laws and therefore does not qualify the securities offered hereunder in Canada.

The date of this prospectus is August 29, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 filed with the SEC using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the U.S. Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of US$150,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or any document incorporated by reference herein or therein may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information contained in or incorporated by reference into this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on this prospectus, the information incorporated or deemed to be incorporated by reference in this prospectus and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and/or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners.

Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, any applicable prospectus supplement or any related free writing prospectus.

As used in this prospectus, unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” “registrant,” the “Company” and “Oncolytics” mean Oncolytics Biotech Inc. and, where appropriate, its subsidiaries. When we refer to “you,” we mean the potential holders of the applicable series of securities.

Unless otherwise indicated, all references to “$” and “dollars” in this prospectus mean Canadian dollars. On June 30, 2025, the daily exchange rate for the United States dollar, expressed in Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = C$1.3643.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements.

Financial statements included or incorporated by reference in this prospectus have been prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board, and may not be comparable to financial statements of U.S. companies. Such financial statements are subject to Canadian generally accepted auditing standards and auditor independence standards, in addition to the standards of the Public Company Accounting Oversight Board (United States) and SEC independence standards.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to an offering pursuant to and the distribution of this prospectus applicable to that jurisdiction.

This prospectus does not constitute a prospectus under Canadian securities laws and therefore does not qualify the securities offered hereunder in Canada.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Canadian securities laws. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, our performance or achievements or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are statements that are not historical facts, and include, but are not limited to, estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to the efficacy of our technologies; the timing and results of clinical studies related to our technologies; future operations, products and services; the impact of regulatory initiatives on our operations; the size of and opportunities related to the markets for our technologies; general industry and macroeconomic growth rates; expectations related to possible joint and/or strategic ventures and statements regarding future performance. Forward-looking statements generally, but not always, are identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “potential,” “possible” and similar expressions, or that events or conditions “will,” “may,” “could” or “should” occur.

The forward-looking statements in this prospectus are subject to various risks and uncertainties, most of which are difficult to predict and generally beyond our control, including, without limitation:

•	the risk that there is substantial doubt that we can remain a going concern over the next 12 months;

•	risks related to all of our potential products, including pelareorep, being in the research and development stage and requiring further development and testing before they can be marketed commercially;

•	risks related to any failure or delay in clinical trials for our products, including pelareorep, which may cause us to incur additional costs or delay or prevent the commercialization of our products and could severely harm our business;

•	risks arising due to our candidate product, pelareorep, being used in combination with other therapies, which exposes us to additional risks;

•	risks related to external factors outside of our control;

•	risks related to the impact of any undesirable side effects or other properties that our product candidate, pelareorep, may have, which could delay or prevent their regulatory approval;

•	the risk that we may expend our limited resources to pursue a particular indication and fail to capitalize on indications that may be more profitable or for which there is a greater likelihood of success;

•	the risk that we may not be able to secure a partnership for pelareorep, which may halt future development;

•	the risk that we may need additional financing in the future to fund the research and development of our products and to meet our ongoing capital requirements;

•	risks related to the intense regulatory approval processes under which pharmaceutical products are subject;

•	the risk that our operations and products may be subject to other government manufacturing and testing regulations;

•	risks related to our conduct of clinical trials for pelareorep in sites outside the United States;

•	risks related to our reliance on patents and proprietary rights to protect our technology;

•	the risk that third parties may choose to file patent infringement claims against us;

•	the risk related to our ability to protect the confidentiality of our proprietary information and know-how, which could adversely affect the value of our technology and products;

•	risks related to the sharing of our trade secrets with third parties, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed;

•	risks related to developments in patent law;

•	risks related to the requirement to obtain protection under the Hatch-Waxman amendments and similar foreign legislation for extending the term of patents covering our product candidate;

•	the risk that intellectual property rights do not necessarily address all potential threats to our business;

•	the risk that our products may fail or cause harm, subjecting us to product liability claims;

•	the risk that new products may not be accepted by the medical community or consumers;

•	the risk that interim “top-line” and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available and are subject to audit and verification procedures;

•	the risk that our technologies may become obsolete;

•	risks related to our reliance on third-party manufacturers to produce our clinical products and on other third parties to store, monitor and transport bulk drug substance, and drug product;

•	risks related to our reliance on third parties to produce and provide suitable raw materials for pelareorep production, packaging and testing as well as clinical trial-related testing;

•	risks related to our reliance on third parties to monitor, support, conduct, and oversee clinical trials of the products that we are developing and, in some cases, to maintain regulatory files for those product candidates;

•	risks related to our dependence on Adlai Nortye Biopharma Co. and our doing business in foreign jurisdictions in connection with our license, development, supply and distribution agreement with Adlai Nortye Biopharma Co.;

•	the risk that our employees, independent contractors, principal investigators, contract research organizations, consultants and vendors may engage in misconduct or other improper activities;

•	risks related to the cost of director and officer liability insurance;

•	risks related to our dependence on our key employees and collaborators;

•	risks related to our likely status as a “passive foreign investment company” which may have adverse U.S. federal income tax consequences for U.S. shareholders;

•	the risk that we fail to meet all applicable Nasdaq requirements and the possibility of our shares being delisted from Nasdaq;

•	the potential dilution of present and prospective shareholdings;

•	risks related to disruptions to our information technology (“IT”) systems or those of any of our contractors, including disruptions from cybersecurity breaches of our IT infrastructure; and

•	risks related to ownership of our securities.

This list is not exhaustive of the factors that may affect any of our forward-looking statements. In evaluating our forward-looking statements, you should specifically consider the risks and uncertainties described in the section entitled “Risk Factors” in this prospectus and in the documents incorporated by reference into this prospectus. In particular, see Part I, Item 3 of our most recent Annual Report on Form 20-F under the heading “Risk Factors.” If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. Forward-looking statements in this document are not a prediction of future events or circumstances, and those future events or circumstances may not occur. Given these uncertainties, users of the information included herein, including investors and prospective investors, are cautioned not to place undue reliance on such forward-looking statements. You should consult our quarterly and annual filings with the securities commissions or similar regulatory authorities in Canada and the SEC for additional information on risks and uncertainties relating to forward-looking statements. We do not assume responsibility for the accuracy and completeness of these statements.

Forward-looking statements are based on our beliefs, opinions and expectations at the time they are made, and we do not assume any obligation to update our forward-looking statements if those beliefs, opinions, or expectations, or other circumstances, should change, except as required by applicable law.

OUR COMPANY

Company Overview

Since our inception in April of 1998, Oncolytics Biotech Inc. has been a development-stage company focusing our research and development efforts on pelareorep, an intravenously delivered immunotherapeutic agent with the potential to treat a variety of cancers. We have not been profitable since our inception and expect to continue to incur substantial losses as we continue research and development efforts. We do not expect to generate significant revenues until, if and when, pelareorep becomes commercially viable.

Our potential product for human use is pelareorep, an unmodified reovirus. This virus is a first-in-class systemically administered immunotherapeutic agent for the treatment of solid tumors and hematological malignancies.

We have two material operating subsidiaries: Oncolytics Biotech (Barbados) Inc. and Oncolytics Biotech (US) Inc. Oncolytics Biotech (Barbados) Inc. is incorporated pursuant to the laws of Barbados and is our wholly owned direct subsidiary. Oncolytics Biotech (U.S.) Inc. is incorporated pursuant to the laws of Delaware and is a wholly owned direct subsidiary of Oncolytics Biotech (Barbados) Inc.

Further information regarding our business is contained in Item 4 of our Annual Report on Form 20-F under the heading “Information on the Company,” which document is incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference.”

Company Information

Oncolytics Biotech Inc. was incorporated pursuant to the Business Corporations Act (Alberta) (the “Act”) on April 2, 1998 as 779738 Alberta Ltd. On April 8, 1998, we amended our articles of incorporation (the “Articles”) and changed our name to Oncolytics Biotech Inc. On July 29, 1999, we amended our Articles by removing the private company restrictions included therein and subdivided the 2,222,222 common shares issued and outstanding into 6,750,000 common shares. On May 22, 2018, we amended our Articles to effect a consolidation of the common shares on the basis of 9.5 pre-consolidation common shares for each one post-consolidation common share.

Our head office and principal place of business is located at Suite 804, 322 – 11th Avenue S.W., Calgary, Alberta T2R 0C5, our registered office is located at 4000, 421 – 7th Avenue S.W., Calgary, Alberta, T2P 4K9 and our telephone number is (403) 670-7377. Our website address is www.oncolyticsbiotech.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely for informational purposes. Our agent for service of process in the United States is Jared Kelly.

RISK FACTORS

An investment in the securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors set forth in our most recent Annual Report on Form 20-F incorporated by reference into this prospectus and in our updates, if any, to those risk factors in our reports on Form 6-K incorporated by reference into this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

The following summary of the material terms of our share capital is not intended to be a complete summary of the rights and preferences of such securities, and should be read together with our Articles. We urge you to read the Articles in their entirety for a complete description of the rights and preferences of our share capital.

Authorized Capital

Our authorized share capital consists of an unlimited number of common shares, without par value.

Common Shares

The holders of our common shares are entitled to one vote per share at meetings of shareholders, to receive such dividends as declared by our board of directors the (“Board”) and to receive our remaining property and assets upon dissolution or wind up. Our common shares are not subject to any future call or assessment and there are no pre-emptive, conversion or redemption rights attached to such shares.

As of August 21, 2025, 101,246,187 common shares were issued and outstanding. After giving effect to the exercise of all outstanding options to acquire common shares granted under our stock option plan, the vesting of all outstanding share awards granted under our share award plan, and the exercise and vesting of all outstanding inducement stock options and inducement share awards, we would have 129,437,357 common shares issued and outstanding.

Common Share Purchase Warrants

As of August 21, 2025, 7,667,050 common share purchase warrants (the “2023 Warrants”) were issued and outstanding. Each 2023 Warrant entitles the holder to purchase one common share at an exercise price of US$2.81 until August 8, 2028.

As of August 21, 2025, 536,693 common share purchase warrants (the “2023 Compensation Warrants”) were issued and outstanding. Each 2023 Compensation Warrant entitles the holder to purchase one common share at an exercise price of US$2.25 until August 8, 2028.

Articles

We are governed by the Articles under the Act and by our by-laws (the “By-laws”). Our Alberta corporate access number is 207797382. The Articles provide that there are no restrictions on the business we may carry on or on the powers we may exercise. Companies incorporated under the Act are not required to include specific objects or purposes in their articles or by-laws.

Directors

Subject to certain exceptions, including in respect of voting on any resolution to approve a contract that relates primarily to the director’s remuneration, directors may not vote on resolutions to approve a material contract or material transaction if the director is a party to such contract or transaction. The directors are entitled to remuneration as shall from time to time be determined by the Board with no requirement for a quorum of independent directors. The directors have the ability under the Act to exercise our borrowing power, without authorization of the shareholders. The Act permits shareholders to restrict this authority through a company’s articles or by-laws (or through a unanimous shareholder agreement), but no such restrictions are in place for us. Our Articles and By-laws do not require directors to hold shares for qualification. Neither the Articles nor the By-laws contain an age limit requirement for the retirement of directors. We actively encourage independent board member renewal through its formal term limit policy, adopted on June 30, 2015, whereby the independent director term limit is set at 12 years. Under the policy, the Board maintains the discretion to extend a director’s term, if under the circumstances, it is in the best interest of the Company and its shareholders. This in practice ensures that new independent directors are appointed regularly, without losing the experience base of long serving directors.

Rights, Preferences and Dividends Attaching to Shares

The holders of common shares have the right to receive dividends if and when declared. Each holder of common shares, as of the record date prior to a meeting, is entitled to attend and to cast one vote for each common share held as of such record date at such annual and/or special meeting, including with respect to the election or re-election of directors. Subject to the provisions of our By-laws, all directors may, if still qualified to serve as directors, stand for re-election. The directors on our Board are not replaced at staggered intervals but are elected annually.

On a distribution of assets on a winding-up, dissolution, or other return of capital (subject to certain exceptions) the holders of common shares shall have a right to receive their pro rata share of such distribution. There are no sinking fund or redemption provisions in respect of the common shares. Our shareholders have no liability to further capital calls as all shares issued and outstanding are fully paid and non-assessable.

No other classes of shares are currently permitted to be issued.

Action Necessary to Change the Rights of Shareholders

The rights attaching to the different classes of shares may be varied by special resolution passed at a meeting of that class’s shareholders.

Annual and Special Meetings of Shareholders

Under the Act and our By-laws, we are required to mail a Notice of Meeting and Management Information Circular to registered shareholders not less than 21 days and not more than 50 days prior to the date of the meeting. Such materials must be filed concurrently with the applicable securities regulatory authorities in Canada and the United States. Subject to certain provisions of the By-laws, a quorum of two or more shareholders in person or represented by proxy holding or representing by proxy not less than 5% of the total number of issued and outstanding shares enjoying voting rights at such meeting is required to properly constitute a meeting of shareholders. Shareholders and their duly appointed proxies and corporate representatives are entitled to be admitted to our annual and/or special meetings.

Limitations on the Rights to Own Shares

The Articles do not contain any limitations on the rights to own shares. Except as described below, there are currently no limitations imposed by Canadian federal or provincial laws on the rights of non-resident or foreign owners of Canadian securities to hold or vote the securities held. There are also no such limitations imposed by the Articles and By-laws with respect to our common shares.

Disclosure of Share Ownership

In general, under applicable securities regulation in Canada, a person or company who beneficially owns, directly or indirectly, voting securities of an issuer or who exercises control or direction over voting securities of an issuer or a combination of both, carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities is an insider and must, within 10 days of becoming an insider, file a report in the required form effective the date on which the person became an insider. The report must disclose any direct or indirect beneficial ownership of, or control or direction over, securities of the reporting issuer. Additionally, securities regulation in Canada provides for the filing of a report by an insider of a reporting issuer whose holdings change, which report must be filed within five days from the day on which the change takes place.

The rules in the United States governing the ownership threshold above which shareholder ownership must be disclosed are more stringent than those discussed above. Section 13 of the Exchange Act imposes reporting requirements on persons who acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of more than 5% of a class of an equity security registered under Section 12 of the Exchange Act. In general, such persons must file, within 10 days after such acquisition, a report of beneficial ownership with the SEC containing the information prescribed by the regulations under Section 13 of the Exchange Act. This information is also required to be sent to the issuer of the securities and to each exchange where the securities are traded.

Other Provisions of Articles and By-laws

There are no provisions in the Articles or By-laws:

•	delaying or prohibiting a change in control of our company that operates only with respect to a merger, acquisition or corporate restructuring;

•	discriminating against any existing or prospective holder of shares as a result of such shareholder owning a substantial number of shares;

•	requiring disclosure of share ownership; or

•	governing changes in capital, where such provisions are more stringent than those required by law.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is TSX Trust Company at its principal offices located in Toronto, Ontario.

Listing

Our common shares are listed on the Nasdaq under the symbol “ONCY.”

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following description of the terms of subscription receipts sets forth certain general terms and provisions of subscription receipts in respect of which a prospectus supplement may be filed. The particular terms and provisions of subscription receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such subscription receipts.

Subscription receipts may be offered separately or in combination with one or more other securities. The subscription receipts will be issued under a subscription receipt agreement (the “Subscription Receipt Agreement”). If applicable, a copy of the Subscription Receipt Agreement will be filed by us with the applicable securities regulatory authorities after it has been entered into by us and will be available electronically under our profile on SEDAR+ (www.sedarplus.com) and, if applicable, we will file with the SEC via EDGAR (www.sec.gov/edgar.shtml) as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a Report of Foreign Private Issuer on Form 6-K that we file with the SEC, any Subscription Receipt Agreement describing the terms and conditions of such subscription receipts that we are offering before the issuance of such subscription receipts.

Pursuant to the Subscription Receipt Agreement, original purchasers of subscription receipts will have a contractual right of rescission against us, following the issuance of the underlying common share or other securities to such purchasers upon the surrender or deemed surrender of the subscription receipts, to receive the amount paid for the subscription receipts in the event that this prospectus or a prospectus supplement, and any amendment thereto, contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of subscription receipts.

The description of general terms and provisions of subscription receipts described in any prospectus supplement will include, where applicable:

•	the number of subscription receipts offered;

•	the price at which the subscription receipts will be offered;

•	if other than Canadian dollars, the currency or currency unit in which the subscription receipts are denominated;

•	the procedures for the exchange of the subscription receipts into common shares or other securities;

•	the number of common shares or other securities that may be obtained upon exercise of each subscription receipt;

•	the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

•	the terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon;

•	the material Canadian tax consequences of owning such subscription receipts; and

•	any other material terms, conditions and rights (or limitations on such rights) of the subscription receipts.

We reserve the right to set forth in a prospectus supplement specific terms of the subscription receipts that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the subscription receipts described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement.

DESCRIPTION OF WARRANTS

The following description of the terms of warrants sets forth certain general terms and provisions of warrants in respect of which a prospectus supplement may be filed. The particular terms and provisions of warrants offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such warrants.

Warrants may be offered separately or in combination with one or more other securities. If applicable, we will file with the SEC as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 6-K that we file with the SEC, any warrant indenture, warrant agreement or form of warrant describing the terms and conditions of such warrants that we are offering before the issuance of such warrants.

The description of general terms and provisions of warrants described in any prospectus supplement will include, where applicable:

•	the designation and aggregate number of warrants offered;

•	the price at which the warrants will be offered;

•	if other than Canadian dollars, the currency or currency unit in which the warrants are denominated;

•	the designation and terms of the common shares that may be acquired upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the number of common shares that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which that amount of securities may be purchased upon exercise of each warrant;

•	the designation and terms of any securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

•	the date or dates, if any, on or after which the warrants and the related securities will be transferable separately;

•	the minimum or maximum amount, if any, of warrants that may be exercised at any one time;

•	whether the warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions; and

•	any other material terms, conditions and rights (or limitations on such rights) of the warrants.

We reserve the right to set forth in a prospectus supplement specific terms of the warrants that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date. If applicable, we will file with the SEC as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 6-K that we file with the SEC, any unit agreement describing the terms and conditions of such unit that we are offering before the issuance of such unit.

The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such units.

The particular terms of each issue of units will be described in the related prospectus supplement. This description will include, where applicable:

•	the designation and aggregate number of units offered;

•	the price at which the units will be offered;

•	if other than Canadian dollars, the currency or currency unit in which the units are denominated;

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other material terms, conditions and rights (or limitations on such rights) of the units.

We reserve the right to set forth in a prospectus supplement specific terms of the units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such units.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences which may be applicable to a purchaser of securities offered thereunder, and may also include a discussion of certain United States federal income tax consequences to the extent applicable.

PLAN OF DISTRIBUTION

We may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	directly by us or by selling securityholders to purchasers, including through a specific bidding, auction or other process;

•	privately negotiated transactions;

•	a combination of any of the above methods of sale; and

•	through any other method permitted pursuant to applicable law and described in a prospectus supplement.

We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common shares will be listed on the Nasdaq, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, prices relating to such prevailing market prices or at negotiated or fixed prices.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The expenses of any offering of our securities will be detailed in the applicable prospectus supplement. The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

We will identify the specific plan of distribution, including any agents, underwriters, dealers, remarketing firms or other third parties and their compensation in a prospectus supplement.

This prospectus does not constitute a prospectus under Canadian securities laws and therefore does not qualify the securities offered hereunder in Canada.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement relating to an offering and sale of securities, certain legal matters relating to such offer and sale of securities will be passed upon for us by Latham & Watkins LLP with respect to U.S. legal matters and Stikeman Elliott LLP with respect to Canadian legal matters. Additional legal matters may be passed upon for us, any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 incorporated in this prospectus by reference to the Annual Report on Form 20-F have been so incorporated in reliance on the report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Ernst & Young LLP is independent with respect to the Company in the context of the Rules of Professional Conduct of the Chartered Professional Accountants of Alberta and in compliance with Rule 3520 of the Public Company Accounting Oversight Board. Ernst & Young LLP’s offices are located at Calgary City Centre, 2200, 215 – 2nd Street S.W., Calgary, Alberta, T2P 1M4.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation existing under the Act. Some of our officers and directors and some of the experts named in this prospectus are residents of Canada or otherwise reside outside the United States.

We have appointed an agent for service of process in the United States, but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws or the securities laws of any state of the United States.

We have appointed Jared Kelly as our agent to receive service of process in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court arising out of or related to or concerning the offering of the securities under this prospectus. The address of our agent is 4350 Executive Drive, Suite 325 San Diego, California 92121.

EXPENSES

The following is a statement of estimated expenses in connection with the distribution of the securities registered.

Expenses		Amount
SEC registration fee	US$	9,065.51
FINRA filing fee		*
Legal and accounting fees and expenses		*
Trustee and transfer agent fees and expenses		*
Printing expenses		*
Miscellaneous costs		*
Total	$	*

*	Estimated fees and expenses are not presently known. If required, to be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any information that we file later with the SEC and that is deemed incorporated by reference will automatically update and supersede the information in this prospectus. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus will be deemed to incorporate by reference the following documents, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

•	our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 7, 2025;

•	our Current Reports on Form 6-K furnished to the SEC on April 10, 2025; May 14, 2025; August 8, 2025 (Financial Results); and August 8, 2025 (Other Material Events); and

•	the description of our common shares contained in our registration statement on Form 8-A filed with the SEC on May 31, 2018 and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of any offering contemplated in this prospectus, and any future reports on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or any applicable prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. Requests for such copies should be directed to us at the following address: Oncolytics Biotech Inc., 804, 322 11th Avenue SW, Calgary, Alberta, Canada T2R 0C5, Attention: Kirk Look (Telephone: (403) 670-7377; Facsimile: (403) 283-0858: E-mail address: info@oncolyticsbiotech.com). Alternatively, copies of these documents are available via our website (https://oncolyticsbiotech.com), or as described under “Where You Can Find More Information” below. The information on our website is not incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act, and does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers and applicable Canadian securities legislation. Accordingly, we are required to file or furnish reports and other information with the SEC and with the securities commission or similar regulatory authority in each of the provinces and territories of Canada, including annual reports on Form 20-F and current reports on Form 6-K. The SEC maintains an internet website at http://www.sec.gov, from which you can electronically access the registration statement and its materials. You may read any document that we have filed with the SEC on EDGAR at www.sec.gov/edgar.shtml. You may read and download any public document that we have filed with the Canadian securities regulatory authorities under our profile on SEDAR+ (www.sedarplus.ca).

Our website is www.oncolyticsbiotech.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

As a foreign private issuer, we are exempt from certain of the requirements under the Exchange Act including, among other things, the rules prescribing the furnishing and content of proxy statements, and the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

$50,000,000

Common Shares

PROSPECTUS SUPPLEMENT

BTIG

October 17, 2025